EXHIBIT 99.2

CONFORMED COPY

Contact:

Charles Borgognoni

Timothy Cost

Public Affairs Investor Relations

212-546-3992 or 212-546-4103

BRISTOL-MYERS SQUIBB COMPLETES SALE OF CLAIROL TO

PROCTER & GAMBLE

(NEW YORK, November 16, 2001) Bristol-Myers Squibb Company (NYSE:BMY) announced today that the sale of its Clairol beauty care subsidiary to The Procter & Gamble Company for $4.95 billion has been finalized. The divestiture, which was announced on May 21 and closed on November 15, is a key element of the company's growth strategy through a greater focus on its medicines business.

Bristol-Myers Squibb is an $18 billion pharmaceutical and related health care products company whose mission is to extend and enhance human life.

Visit Bristol-Myers Squibb on the worldwide web at www.bms.com